Exhibit 99.1

Form 3 Joint Filer Information

Name:  American Industrial Partners Corporation

Address:  One Maritime Plaza, Suite 2525, San Francisco, California 94111

Designated Filer:  Bucyrus International, Inc.

Issuer & Ticker Symbol:  [BUCY]

Date of Event Requiring Statement:  7/22/04

AMERICAN INDUSTRIAL PARTNERS CORPORATION

By:	/s/ T. C. Rogers
Name: Theodore C. Rogers
Title: Founding Partner

496121.01-New York Server 6A                                                                                                MSW - Draft July 22, 2004 - 7:58 PM